As filed with the Securities and Exchange Commission on November 5, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	6100 North Western Avenue Oklahoma City, Oklahoma 73118	73-1395733
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Domenic J. Dell’Osso, Jr.
President, Chief Executive Officer and Chief Financial Officer
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(405) 848-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William N. Finnegan IV
Kevin M. Richardson
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.01 per share	13,017,653(1)	$64.71(2)	$842,372,325.63(3)	$78,087.91(4)

(1)
Pursuant to Rule 416(a) under the Securities Act, the common stock being registered for the selling shareholders named herein includes such indeterminate number of shares of common stock as may be issuable as a result of stock splits, share dividends or similar transactions.

(2)
With respect to the offering of common stock by the selling shareholders named herein, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average high and low sale prices for our common stock on October 29, 2021 as reported on the Nasdaq Stock Market LLC.

(4)
Calculated in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated November 5, 2021
PROSPECTUS
CHESAPEAKE ENERGY CORPORATION
13,017,653 Shares of Common Stock Offered by the Selling Shareholders
This prospectus relates to the offer and sale from time to time of our common stock, $0.01 par value per share (“common stock”), by the selling shareholders named herein, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. The selling shareholders may offer and sell up to 13,017,653 shares of common stock in the aggregate.
We are registering the offer and sale of shares of the common stock owned by the selling shareholders to satisfy registration rights we have granted to the selling shareholders pursuant to a registration rights agreement dated as of August 10, 2021 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of common stock.
We will not receive any proceeds from the sale of common stock by the selling shareholders. The common stock to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters, broker dealers or agents. The selling shareholders will determine at what price they may sell the common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest in our common stock. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.
Our common stock is quoted on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CHK.” On November 4, 2021, the last reported sale price of our common stock on Nasdaq was $65.60 per share.
Our principal executive office is located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000.
We are a “smaller reporting company” as defined under the federal securities laws, and as such have elected to comply with certain reduced public company disclosure requirements.
Investing in our common stock involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 6 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is           , 2021

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

i

EXPLANATORY NOTE
On June 28, 2020 (the “Petition Date”), Chesapeake and certain of its subsidiaries (the “Debtors”) filed petitions for voluntary relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Chesapeake’s Chapter 11 cases were jointly administered under the caption In re Chesapeake Energy Corporation, et al., No. 20-33233 (DRJ) (the “Chapter 11 Cases”). On January 12, 2021, the Debtors filed the Fifth Amended Joint Chapter 11 Plan of Reorganization of Chesapeake Energy Corporation and Its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”).
On January 16, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The Plan, as confirmed, is attached to the Confirmation Order as Exhibit A. The Confirmation Order was previously filed as Exhibit 2.1 to Chesapeake’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2021 and is hereby incorporated by reference into this prospectus.
On February 9, 2021 (the “Emergence Date”), the Plan became effective in accordance with its terms and the Debtors emerged from Chapter 11. For more information on the events that occurred and the shares of common stock issued in connection with our emergence from bankruptcy, see our Current Report on Form 8-K that was filed with the SEC on February 9, 2021.
Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as contained in this prospectus or incorporated by reference, reflect the actual historical consolidated results of operations and financial condition of Chesapeake for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of fresh start accounting. Accordingly, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to Chesapeake following the Emergence Date.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf registration statement” on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the common stock the selling shareholders may offer. Each time any selling shareholder offers common stock in an underwritten offering, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the Company, the persons offering common stock and the terms of the common stock being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and the accompanying prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. Neither we nor the selling shareholders take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the selling shareholders are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.
When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Chesapeake Energy Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the common stock covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the common stock covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our shareholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.chk.com. You may access our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports, in each case filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our shares of common stock. Information that we later provide to the SEC, and that is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.
•
our Annual Report on Form 10-K for the year ended December 31, 2020, and the amendment on Form 10-K/A thereto;

•
the description of our common stock contained in our Form 8-A filed on February 9, 2021, including any amendment to that Form 8-A that we may file in the future for the purpose of updating the description of our common stock;

•
our Current Reports on Form 8-K filed on January 19, 2021, February 2, 2021 (with respect to items 8.01 and 9.01), February 9, 2021, February 12, 2021, April 27, 2021, May 17, 2021, June 11, 2021, June 14, 2021, August 11, 2021 (with respect to item 8.01), August 11, 2021 (with respect to items 1.01 and 9.01), October 12, 2021 and November 2, 2021;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•
the historical audited balance sheets of Vine Energy Inc. as of December 31, 2020 and December 31, 2019, the historical audited financial statements of Vine Oil & Gas LP as of and for the years ended December 31, 2020 and 2019 and the historical audited combined financial statements of Brix Oil and Gas Holdings LP and Harvest Royalty Holdings LP as of and for the years ended December 31, 2020 and 2019 included in Annex E to our Registration Statement on Form S-4 initially filed on September 1, 2021 and declared effective on October 1, 2021 (the “Form S-4 Registration Statement”);

•
The historical unaudited condensed consolidated financial statements of Vine as of and for the six months ended June 30, 2021 included in Annex F to the Form S-4 Registration Statement; and

•
Estimates of Vine Oil & Gas LP’s, Brix Oil & Gas Holdings LP’s and Harvest Royalties Holdings LP’s natural gas reserves, related future net cash flows and the present values thereof related to its properties as of December 31, 2020 and 2019 included in Annex E to the Form S-4 Registration Statement.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the Registration Statement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.
Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(405) 848-8000
Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

OUR COMPANY
General
We are an independent exploration and production company engaged in the acquisition, exploration and development of properties to produce oil, natural gas and natural gas liquids from underground reservoirs. We own a large and geographically diverse portfolio of onshore U.S. unconventional natural gas and liquids assets, including interests in approximately 7,500 oil and natural gas wells. Our natural gas resource plays are the Marcellus Shale in the northern Appalachian Basin in Pennsylvania and the Haynesville/Bossier Shales in northwestern Louisiana. Our liquids-rich resource plays are the Eagle Ford Shale in South Texas and the Brazos Valley and the stacked play in the Powder River Basin in Wyoming.
Recent Developments
On November 1, 2021, we completed our previously announced acquisition (the “Vine Acquisition”) of Vine Energy Inc., a Delaware corporation (“Vine”). For additional information regarding the Vine Acquisition, please refer to the Form S-4 Registration Statement.
Corporate Information
Our principal executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000. We maintain a website at www.chk.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

RISK FACTORS
Investing in our common stock described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our common stock, as well as the information relating to us identified herein in “Cautionary Statement Concerning Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, that may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
We emerged from bankruptcy under title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) on February 9, 2021. Upon our emergence from bankruptcy, we applied fresh start accounting. Accordingly, our future financial condition and results of operations may not be comparable to the financial condition or results of operations reflected in our historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our common stock.

FORWARD-LOOKING STATEMENTS
The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement contain statements that are not historical fact and that may be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Such statements may address, among other things, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, and any accompanying prospectus supplement, primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Please refer to the “Risk Factors” section in this prospectus, any accompanying prospectus supplement, and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and any accompanying prospectus supplement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus and any accompanying prospectus supplement to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.
For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which are incorporated by reference in this prospectus, and, to the extent applicable, our Quarterly Reports on Form 10-Q and any accompanying prospectus supplement.

USE OF PROCEEDS
We will not receive any proceeds from the sales of common stock sold by the selling shareholders.

SELLING SHAREHOLDERS
This prospectus covers the offering for resale of up to an aggregate of 13,017,653 shares of common stock that may be offered and sold from time to time under this prospectus by the selling shareholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
The selling shareholders acquired the shares of common stock offered hereby as consideration in connection with and upon the closing of the Vine Acquisition. On August 10, 2021, we entered into the Registration Rights Agreement with the selling shareholders, pursuant to which we are obligated to prepare and file a registration statement to permit the resale of certain shares of common stock held by the selling shareholders from time to time as permitted by Rule 415 promulgated under the Securities Act.
We have prepared the table below and the related notes based on information supplied to us by the selling shareholders and such information is as of November 1, 2021 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by them. Because the selling shareholders identified in the table may sell some or all of the shares of common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of the shares of common stock available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling shareholders provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. The selling shareholders are not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 117,105,845 shares of common stock outstanding as of November 1, 2021.
	Shares of common stock Beneficially Owned Prior to the Offering(2)		Shares of common stock Offered Hereby	Shares of common stock Beneficially Owned After Completion of the Offering(3)
Selling shareholders:	Number	Percentage		Number	Percentage
BX Vine (PUB) Aggregator L.P.(1)	4,219,405	3.60%	4,219,405	—	—
BX Vine Oil & Gas Aggregator L.P.(1)	8,798,248	7.51%	8,798,248	—	—

(1)
4,219,405 shares of common stock are held directly by BX Vine (PUB) Aggregator L.P. and 8,798,248 shares of common stock are held directly by BX Vine Oil & Gas Aggregator L.P. BCP VI/BEP II/BEP Holdings Manager L.L.C. is the general partner of BX Vine (PUB) Aggregator L.P. and BX Vine Oil & Gas Aggregator L.P. The controlling interests of BCP VI/BEP II/BEP Holdings Manager L.L.C. are held by its managing members Blackstone Energy Management Associates II L.L.C., Blackstone Energy Management Associates L.L.C. and Blackstone Management Associates VI L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. Blackstone EMA L.L.C. is the sole member of Blackstone Energy Management Associates L.L.C. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of each of Blackstone EMA II L.L.C., Blackstone EMA L.L.C. and BMA VI L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the above may be deemed to beneficially own the shares of common stock beneficially owned by BX Vine (PUB) Aggregator L.P. or BX Vine Oil & Gas Aggregator L.P. or indirectly controlled by them. Each of the above person disclaims beneficial ownership of such securities in excess of it or his pecuniary interest therein. The address of each of the above persons is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154.
(2)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest.

(3)
Assumes the selling shareholders sell all of the shares of common stock beneficially owned and do not acquire beneficial ownership of any additional shares of our common stock.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. Distributions of the common stock by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common stock may be sold by the selling shareholders include:
•
sales on the Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•
privately negotiated transactions;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
to or through underwriters, brokers, dealers or agents;

•
exchange distributions and/or secondary distributions;

•
sales in the over-the-counter market;

•
“at the market” or through market makers or into an existing market for the securities;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•
block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•
settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

•
through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•
through the distributions of the shares by any selling shareholder to its general or limited partners, members, managers, affiliates, employees, directors or shareholders;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling shareholders may elect to make an in-kind distribution of their shares of common stock to their respective members, partners or shareholders. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.
The selling shareholders may also sell shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.
The selling shareholders also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Such transactions may be effected by the selling shareholders at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time or sale or at negotiated prices. The selling shareholders may effect such transactions by selling shares of common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the common stock for sale under the Securities Act and to indemnify the selling shareholders and each person who participates as an underwriter in the offering of the common stock against certain civil liabilities, including certain liabilities under the Securities Act.
Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. If the selling shareholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders (and/or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated.
In connection with sales of common stock under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders also may sell shares of common stock short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling shareholders may act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the selling shareholders and the sale thereof may be made by the selling shareholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The selling shareholders may use electronic media, including the Internet, to sell offered securities directly. The selling v may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. The selling shareholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. If the selling shareholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling shareholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.
The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.
If the selling shareholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the selling shareholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.
We are required to pay all fees and expenses incident to the registration of our securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees). We have also agreed to keep the registration statement of which this prospectus forms a part or, if not available, another registration statement, effective until all of the registrable securities have ceased to be registrable securities or the termination of the Registration Rights Agreement has occurred.
There can be no assurances that the selling shareholders will sell, nor are the selling shareholders required to sell, any or all of the shares of common stock offered under this prospectus.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling shareholders may not be able to use this prospectus for resales until they are named in the selling v table by prospectus supplement or post-effective amendment. See “Selling Shareholders.”

DESCRIPTION OF COMMON STOCK
Authorized Capitalization
The Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company provides that the Company is authorized to issue 495 million shares of capital stock, divided into two classes consisting of (a) 450 million shares of common stock, par value $0.01 per share, and (b) 45 million shares of preferred stock, par value $0.01 per share.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election or removal of directors.
The Second Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the Board of Directors of the Company (the “Board”) shall not be less than three (3) nor more than ten (10), and shall be determined by resolution adopted by a vote of a majority of the entire Board then in office, or at an annual or special meeting of shareholders by the affirmative vote of at least a majority of the then outstanding shares of the Company’s capital stock entitled to vote thereon. No reduction in number shall have the effect of removing any director prior to the expiration of his term. No person may stand for election to, or be elected to, the Board or be appointed by the directors to fill a vacancy on the Board who shall have made, or be making, improper or unlawful use of the Company’s confidential information. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. However, if authorized by the board of directors in its sole discretion, the ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Dividends
The Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation and may be paid in cash, in property or in shares of the capital stock, or in any combination thereof.
Liquidation
Except as otherwise required by the Bylaws or Certificate of Incorporation, the common stock will have all rights and privileges typically associated with such securities as set forth in the Oklahoma General Corporation Act (the “OGCA”) in relation to rights upon liquidation.
Anti-Takeover Provisions
Some provisions of Oklahoma law, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.
Number and Election of Directors
The Bylaws provide that the Board shall be comprised of no less than three and no more than 10 directors, with the number of directors to be fixed from time to time by resolution adopted by the Board.

Calling of Special Meeting of Shareholders
The Bylaws provide that special meetings of shareholders may be called only by (i) the chairman of the Board, (ii) the chief executive officer or the president of the Company, (iii) the Board acting pursuant to a resolution adopted by a majority of the directors of the Board then in office or (iv) the secretary of the Company upon the delivery of a written request to the Company by the holders of at least 35% of the voting power of the Company’s then outstanding capital stock in the manner provided in the Bylaws.
Amendments to the Certificate of Incorporation and Bylaws
The Certificate of Incorporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of at least a majority of the shares of the Company’s then outstanding capital stock entitled to vote thereon, except that the affirmative vote of the holders of at least sixty percent (60%) of the voting power of the Company’s then outstanding capital stock entitled to vote is required to amend, repeal, or adopt any provision inconsistent with Articles V, VI, VII, VIII, IX, X or XI of the Certificate of Incorporation.
The Bylaws may be adopted, repealed, altered, amended or rescinded by either the Board or the affirmative vote of the holders of at least a majority of the shares of the Company’s then outstanding capital stock of the Company entitled to vote thereon (a “Shareholder Adopted Bylaw”), except that Section 5.8, Section 5.9 and Article VII of the Bylaws of may not be amended by the Board or by a Shareholder Adopted Bylaw without the approval of sixty percent (60%) of the voting power of the then outstanding shares of the Company’s capital stock entitled to vote at an election of directors. In addition, any Shareholder Adopted Bylaw that is approved by sixty percent (60%) or more of the voting power of the Company’s then outstanding capital stock entitled to vote at an election of directors (a “Supermajority Bylaw”) may only be amended, altered or repealed by the affirmative vote of holders of at least sixty percent (60%) of the voting power of the Company’s then outstanding capital stock entitled to vote at an election of directors, and the Board may not adopt any new Bylaw, or amend, alter or repeal any existing Bylaw, if such adoption, amendment, alteration or repeal would be directly contrary to a Supermajority Bylaw.
Other Limitations on Shareholder Actions
Advance notice is required for shareholders to nominate directors or to submit proposals for consideration at meetings of shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of shareholders. The Bylaws specify in detail the requirements as to form and content of all shareholder notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting. The Bylaws also describe certain criteria for when shareholder-requested meetings need not be held.
Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the outstanding shares of common stock entitled generally to vote in the election of directors.
Newly Created Directorships and Vacancies on the Board
Under the Bylaws, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board for any reason may be filled by a majority vote of the directors then in office, even if less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Authorized but Unissued Shares
The Company’s authorized but unissued shares of common stock are available for future issuance. The Company may use these additional shares of common stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the state courts within the State of Oklahoma (or, if no such state court has jurisdiction, the United States District Court for the Western District of Oklahoma) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, other employees or shareholders to the Company or to the shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Oklahoma General Corporation Act, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine.
The foregoing descriptions of the Certificate of Incorporation and Bylaws do not purport to be complete and are qualified in their entirety by reference to the Certificate of Incorporation and Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.
Transfer Agent and Registrar
Equiniti Trust Company is the transfer agent and registrar for our common stock.

LEGAL MATTERS
Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Derrick & Briggs, LLP, Oklahoma City, Oklahoma.
EXPERTS
The financial statements incorporated in this prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s emergence from bankruptcy on February 9, 2021 as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by LaRoche Petroleum Consultants, Ltd. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.
The balance sheets of Vine Energy Inc. as of December 31, 2020 and 2019 incorporated in this prospectus by reference to the Form S-4 Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such balance sheets are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Vine Oil and Gas LP as of and for the years ended December 31, 2020 and 2019 incorporated in this prospectus by reference to the Form S-4 Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined financial statements of Brix Oil & Gas LP and Harvest Royalties Holdings LP as of December 31, 2020 and 2019, and for the years then ended, incorporated in this prospectus by reference to the Form S-4 Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such combined financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Estimates of Vine Oil & Gas LP’s, Brix Oil & Gas Holdings LP’s and Harvest Royalties Holdings LP’s natural gas reserves, related future net cash flows and the present values thereof related to its properties as of December 31, 2020 and 2019, which are incorporated in this prospectus by reference to the Form S-4 Registration Statement, were based upon reserve reports prepared by independent petroleum engineer W.D. Von Gonten & Co. We have included these estimates in reliance on the authority of such firm as experts in such matters.

Part II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.
Amount
SEC registration fee		$78,087.91
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*
Estimated expenses are not presently known

Item 15.   Indemnification of Directors and Officers.
Oklahoma General Corporation Law
Section 1031 of the Oklahoma General Corporation Act (the “OGCA”) sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability, which they may incur in their capacities. Under Section 1031, an Oklahoma corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal. An Oklahoma corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred.
Certificate of Incorporation in Prospectus and Bylaws of the Company
The certificate of incorporation and bylaws of Chesapeake Energy Corporation (“Chesapeake”) provide that Chesapeake will indemnify and hold harmless, to the fullest extent permitted by the Oklahoma law, any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of Chesapeake’s directors or officers or is or was serving at Chesapeake’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Chesapeake’s charter and bylaws further provide for the payment of expenses to each of its officers and directors.

Chesapeake’s charter provides that a director of Chesapeake shall not be personally liable to Chesapeake or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for: (a) acts or omissions by such director not in good faith or that involve intentional misconduct or a knowing violation of law; (b) the payment of dividends or the redemption or purchase of stock in violation of Section 1053 of the OGCA; (c) any breach of such director’s duty of loyalty to Chesapeake or its shareholders; or (d) any transaction from which such director derived an improper personal benefit.
If the OGCA is amended to authorize corporate action further limiting the liability of directors, then, in accordance with Chesapeake’s charter, the liability of Chesapeake’s directors to Chesapeake, in addition to the limitation on personal liability provided in Chesapeake’s charter, will be limited to the fullest extent authorized by the OGCA, as so amended. Any repeal or modification of provisions of Chesapeake’s charter limiting the liability of directors by Chesapeake’s shareholders will be prospective only, and shall not adversely affect any limitation on the personal liability of a director of Chesapeake existing at the time of such repeal or modification.
D&O Insurance and Indemnification Agreements
Chesapeake also maintains a general liability insurance policy that covers certain liabilities of directors and officers of Chesapeake arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not Chesapeake would have the power to indemnify such person against such liability under the OGCA or the provisions of Chesapeake’s charter.
Chesapeake has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require Chesapeake to (a) indemnify these individuals to the fullest extent permitted under Oklahoma law against liabilities that may arise by reason of their service to Chesapeake and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Each indemnity agreement is in substantially the form included as Exhibit 10.8 to the Chesapeake’s Current Report on Form 8-K filed with the SEC on February 9, 2021. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is incorporated herein by reference.
Item 16.   Exhibits and Financial Statement Schedules.
(a) Exhibits.
Exhibit Index
Exhibit Number	Description
1.1#	Form of Underwriting Agreement.
2.1	Fifth Amended Joint Plan of Reorganization of Chesapeake Energy Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2021).
2.2	Agreement and Plan of Merger, dated as of August 10, 2021, by and among Chesapeake Energy Corporation, Hannibal Merger Sub, Inc., Hannibal Merger Sub, LLC, Vine Energy Inc. and Vine Energy Holdings LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2021).
4.1	Description of Securities (incorporated by reference to the Company’s Registration Statement on Form 8-A filed with the SEC on February 9, 2021).
5.1*	Opinion of Derrick & Briggs, LLP.
10.1	Registration Rights Agreement, dated as of August 10, 2021, by and among Chesapeake Energy Corporation, Brix Investment LLC, Brix Investment II LLC, Harvest Investment LLC, Harvest Investment II LLC, Vine Investment LLC and Vine Investment II LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on August 11, 2021).

Exhibit Number	Description
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Deloitte & Touche LLP with respect to Vine Energy Inc.’s financial statements.
23.3*	Consent of Deloitte & Touche LLP with respect to Vine Oil & Gas LP’s financial statements.
23.4*	Consent of Deloitte & Touche LLP with respect to Brix Oil & Gas Holdings LP and Harvest Royalties Holdings LP’s financial statements.
23.5*	Consent of LaRoche Petroleum Consultants, Ltd.
23.6*	Consent of W.D. Von Gonten & Co. with respect to Vine Oil & Gas LP’s, Brix Oil & Gas Holdings LP’s and Harvest Royalties Holdings LP’s reserve reports.
23.7*	Consent of Derrick & Briggs, LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).

*
Filed herewith.

#
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(d)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(e)   that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 5, 2021.
Chesapeake Energy Corporation
By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell’Osso, Jr.
Title:	President, Chief Executive Officer and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Domenic J. Dell’Osso and Benjamin E. Russ, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of November 5, 2021.
Signature	Title
/s/ Michael Wichterich Michael Wichterich	Executive Chairman of the Board
/s/ Domenic J. Dell’Osso, Jr. Domenic J. Dell’Osso, Jr.	President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ Timothy S. Duncan Timothy S. Duncan	Director
/s/ Benjamin C. Duster, IV Benjamin C. Duster, IV	Director
/s/ Sarah Emerson Sarah Emerson	Director
/s/ Matthew M. Gallagher Matthew M. Gallagher	Director
/s/ Brian Steck Brian Steck	Director